Calculation of Filing Fee Tables
S-3
Harmony Biosciences Holdings, Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.00001 par value per share	457(r)	9,200,000	$ 31.00	$ 285,200,000.00	0.0001531	$ 43,664.12
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 285,200,000.00		$ 43,664.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 43,664.12
Offering Note
[1]	(1) Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), the registrant's registration statement on Form S-3ASR, filed with the Securities and Exchange Commission on November 9, 2021 (Registration No. 333-260905) (the "Registration Statement"), also covers any additional shares of Common Stock which become issuable in connection with any stock dividend, stock split, recapitalization or other similar transactions with respect to the securities being registered pursuant to that registration statement. (2) Includes 1,200,000 shares of Common Stock that the underwriters have an option to purchase. (3) In connection with the registration of the common stock, a registration fee of $43,664.12 was calculated in accordance with Rule 456(b) and Rule 457(r) under the Securities Act. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the Registration Statement with respect to the securities offered hereby.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $285,200,000.00. The prospectus is a final prospectus for the related offering.